IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

April 17, 2002

Dear Stockholder:

                We invite you to attend our Annual Meeting to be held on Wednesday, May 15, 2002 beginning at 9:00 a.m., at the Portland Marriott in South Portland, Maine. At the Annual Meeting we will conduct the business described in the attached Notice and Proxy Statement. In addition, we will report on our business and introduce you to our Directors and executives.

                Whether you own few or many shares of stock, it is important that your shares be represented and voted at the Annual Meeting. Most stockholders can vote their shares by telephone or via the Internet. Instructions for using these convenient services are provided in the Proxy Statement. You also may vote your shares by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. However, if you previously have consented to vote and receive the Notice and Proxy Statement via the Internet, you will not receive a paper proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have voted by another means.

                If you are unable to attend the Annual Meeting, you may listen to a live Webcast of the Meeting on the Internet. You may access the Webcast through the Investor Relations section of our Web site, www.idexx.com. However, since you cannot vote your shares during the Webcast, it is important that you vote your shares in advance, using one of the procedures mentioned above.

                We look forward to your participation in the Annual Meeting.

Sincerely,

Jonathan W. Ayers, President,
Chief Executive Officer and
Chairman of the Board of Directors

IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

__________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________________________________________

TIME	9:00 a.m. on Wednesday, May 15, 2002

PLACE	Portland Marriott Hotel
200 Sable Oaks Drive
South Portland, Maine 04106

ITEMS OF BUSINESS	(1) To elect one Class II Director for a three-year term.

(2) To ratify the selection by the Board of Directors of
PricewaterhouseCoopers LLP as our independent auditors
for the current fiscal year.

(3) To approve an amendment to our 1998 Stock Incentive Plan increasing the number of shares authorized for issuance under the plan from 3,500,000 to 4,100,000 shares.

(4) To conduct such other business as may properly be raised.

RECORD DATE	You may vote if you are a stockholder of record on March
25, 2002.

ANNUAL REPORT	Our 2001 Annual Report is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the
Annual Meeting. You may submit a proxy by telephone, Internet or mail as described in the Proxy Statement.

April 17, 2002	By Order of the Board of Directors,

Conan R. Deady, Secretary

IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 15, 2002

                This Proxy Statement and the accompanying materials are delivered in connection with the solicitation by the Board of Directors of IDEXX Laboratories, Inc. ("we", "us", the "Company" and "IDEXX") of proxies to be voted at our 2002 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                We are a Delaware corporation and were incorporated in 1983. Our principal executive offices are located at One IDEXX Drive, Westbrook, Maine 04092.

                Our Annual Report for the year ended December 31, 2001 is being mailed to our stockholders with this Proxy Statement on or about April 17, 2002.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How Proxies Work

                IDEXX's Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner that you direct. You may vote for the Director nominee or withhold your vote for such nominee. You also may vote for or against the other proposals or abstain from voting.

Who May Vote

                Holders of IDEXX Common Stock at the close of business on March 25, 2002 are entitled to receive notice and to vote their shares at the Annual Meeting. As of March 25, 2002, there were 33,970,553 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote

                You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You may change your vote at the Annual Meeting in one of the ways described below. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
•	Vote by Telephone

                If your shares are registered in your name, you can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 14, 2002. Our telephone procedures are designed to authenticate the identity of stockholders, allow stockholders to vote their shares and confirm that their voting instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card.

                If your shares are held by a bank, broker or other holder of record, please refer to the telephone voting instructions contained in the voting instruction form that has been provided to you by the holder of record together with these proxy materials.
•	Vote by the Internet

                If your shares are registered in your name, go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 14, 2002. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you do not need to return your proxy card.

                If your shares are held by a bank, broker or other holder of record, please refer to the Internet voting instructions contained in the voting instruction form that has been provided to you by the holder of record together with these proxy materials.
•	Vote by Mail

                If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope.
•	Vote at the Annual Meeting

                If you attend the Annual Meeting, you will be able to vote your shares, even if you already have sent your proxy. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking a Proxy

                You may revoke your proxy before it is voted by:

•	providing written notice to the Secretary of IDEXX before or at the Annual Meeting;

•	submitting a new proxy with a later date, including a proxy given by telephone or via the Internet; or

•	voting by ballot at the Annual Meeting.

                The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Annual Meeting will not revoke your proxy.

Quorum

                In order to carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count for this purpose.

Votes Needed

                The Director nominee who receives the most votes will be elected to fill the seat on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Annual Meeting. Broker non-votes occur when a broker returns a proxy, but indicates that it does not have authority to vote on a particular proposal.

Conduct of the Annual Meeting

                Rules for the conduct of the Annual Meeting will be available at the Annual Meeting. Under our by-laws, the Chairman may adopt rules and procedures that he believes are appropriate to ensure that the Meeting is conducted properly.

Webcast of Annual Meeting

                Our Annual Meeting will be Webcast live on the Internet at 9:00 a.m. EDT on May 15, 2002. The Webcast will provide audio and the accompanying graphic presentation. People accessing the Webcast will not be able to ask questions or otherwise participate during the Meeting. You may access the Webcast through the Investor Relations section of our Web site, www.idexx.com.

Voting on Other Matters

                If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Solicitation of Proxies

                IDEXX will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc. to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $4,000, plus reasonable expenses, for its services.

                Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.

BOARD OF DIRECTORS

                The Board of Directors is responsible for monitoring the overall performance of IDEXX. In this regard, the Board of Directors establishes corporate policies; reviews the performance of the Chief Executive Officer and other executives; exercises direct authority with respect to certain matters such as the issuance of stock and the completion of certain transactions; and reviews the Company's long-term strategic plans. You can access a description of the Board's involvement in IDEXX's strategic planning process through the Investor Relations section of the Company's Web site, www.idexx.com, or by contacting the corporate Secretary at the Company's headquarters address.

                In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of IDEXX. Members of the Board of Directors are kept informed about IDEXX's business by participating in Board and committee meetings, by reviewing analyses and reports regularly sent to them by management, and through discussions with the Chairman and other officers.

                The Board of Directors held six meetings and the committees held 11 meetings in 2001. Each of our Directors attended 75 percent or more of the regularly scheduled and special meetings of the Board and Board committees on which he or she served in 2001.

Committees of the Board

                The Board of Directors has established Audit, Compensation, Governance and Finance Committees, each of which is described briefly below.

                The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by IDEXX in accounting for and reporting its financial results of operations, and for recommending the selection of IDEXX's independent auditors. The Audit Committee meets from time to time with IDEXX's financial personnel, internal audit staff and independent auditors regarding these matters. The current Audit Committee members are Messrs. Pounds (Chairman), End and Hesse. The Committee met five times in 2001. See "Report of the Audit Committee of the Board of Directors" below.

                The Compensation Committee establishes the compensation structure for senior managers of IDEXX, makes recommendations to the Board with respect to compensation of officers and administers the Company's stock option plans. The current Compensation Committee members are Messrs. Moody (Chairman), Pounds, End and Dr. Good. The Committee met six times in 2001. See "Compensation Committee Report on Executive Compensation" below.

                The Governance Committee advises and makes recommendations to the Board of Directors with respect to corporate governance practices, including Board organization, function, membership, performance and compensation. The Committee functions as a nominating committee of the Board of Directors. Stockholders who wish to recommend a nominee for director should submit the name of such nominee, together with biographical information and a statement supporting the nomination, to the Secretary of IDEXX in the manner described below under "Requirements, including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." The current Governance Committee members are Dr. Good (Chairman), and Messrs. Craig and End. The Governance Committee did not meet in 2001.

                The Finance Committee advises the Board of Directors with respect to financial matters, including financing practices, investment policies, capital spending policies, acquisitions and divestitures. The current Finance Committee members are Messrs. Hesse (Chairman), Craig and Moody. The Finance Committee did not meet in 2001.

Directors' Compensation

                We pay our Directors who are not officers or employees of IDEXX an annual fee of $15,000. Directors who are officers or employees of IDEXX do not receive additional compensation for their services as Directors.

                Under the Company's 2000 Director Option Plan (the "2000 Director Plan"), Directors who are not officers or employees of the Company receive non-qualified options to purchase 6,500 shares of Common Stock at each annual meeting of stockholders. Options granted under the 2000 Director Plan vest and become exercisable on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting. In addition, eligible Directors elected to the Board other than at an annual meeting are granted an option for a pro rata number of shares of Common Stock. In general, options granted under the 2000 Director Plan are not transferable and are exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within 90 days after he or she ceases to serve as a Director of the Company; provided, however, that the Board has the discretion to allow options to be transferable to family members, trusts for the benefit of family members, and charitable organizations. If a Director dies or becomes disabled while serving as a Director, options are exercisable for a one-year period thereafter. No option is exercisable after ten years from the date of grant. The option exercise price per share is equal to the fair market value of a share of Common Stock on the date the option is granted.

                As of March 25, 2002, 83,485 shares of Common Stock were issuable upon exercise of options granted under the 2000 Director Plan and 110,015 shares of Common Stock were available for grant under the same plan.

Section 16(a) Beneficial Ownership Reporting Requirements

                Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), IDEXX's Directors, executive officers and any persons holding more than ten percent of our outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). The SEC has established specific due dates and IDEXX is required to disclose in this Proxy Statement any failure to file by those dates.

                Based solely on our review of (i) copies of Section 16(a) reports that IDEXX received from such persons for their transactions during IDEXX's 2001 fiscal year and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for IDEXX's 2001 fiscal year, IDEXX believes that none of such persons failed to file on a timely basis reports required by Section 16(a).

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

                The table below shows the number of shares of our Common Stock beneficially owned as of March 25, 2002 by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation Table (the "Named Executive Officers"), which is shown on page 14, and (c) Directors and executive officers of IDEXX as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

	Number of Shares	Percentage of
	Beneficially	Common Stock
Beneficial Owner	Owned(1)_____	Outstanding(2)

Thomas Craig(3)	13,860	*
William End(4)	14,485	*
Mary L. Good, Ph.D.(5)	24,296	*
John R. Hesse(6)	40,084	*
James L. Moody, Jr.(7)	102,668	*
William F. Pounds(8)	112,088	*
Jonathan W. Ayers	10,000	*
David E. Shaw(9)	1,306,991	3.7%
Erwin F. Workman, Jr., Ph.D.(10)	472,434	*
Louis W. Pollock(11)	117,300	*
Robert S. Hulsy(12)	38,725	*
Merilee Raines(13)	136,400	*
All current Directors and executive officers as a
group (14 persons)(14)	1,235,889	3.5%

__________

*	Less than 1%.

(1)	The number of shares beneficially owned by each person or group as of March 25, 2002 includes shares of
Common Stock that such person or group had the right to acquire on or within 60 days after March 25,
2002, including but not limited to, upon the exercise of stock options.

(2)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the
33,970,553 shares of Common Stock outstanding on March 25, 2002 and the number of shares of Common
Stock that such person or group had the right to acquire on or within 60 days after March 25, 2002, including but not limited to, upon the exercise of stock options.

(3)	Includes options to purchase 13,000 shares of Common Stock.

(4)	Includes options to purchase 11,985 shares of Common Stock.

(5)	Includes options to purchase 19,500 shares of Common Stock and 4,796 shares that are held by Good Family
Associates, LP, as to which Dr. Good shares voting and dispositive power.

(6)	Includes options to purchase 26,168 shares of Common Stock.

(7)	Includes options to purchase 39,332 shares of Common Stock.

(8)	Includes options to purchase 39,333 shares of Common Stock.

(9)	Includes options to purchase 947,700 shares of Common Stock. On January 23, 2002, Mr. Shaw retired as
Chairman and Chief Executive Officer of IDEXX and from the Board of Directors, and was succeeded by
Jonathan W. Ayers.

(10)	Includes options to purchase 372,700 shares of Common Stock.

(11)	Includes options to purchase 109,750 shares of Common Stock. Also includes 174 shares of Common Stock held in an individual retirement account for Mr. Pollock's wife, as to which shares Mr. Pollock disclaims beneficial ownership.

(12)	Includes options to purchase 38,625 shares of Common Stock.

(13)	Includes options to purchase 128,700 shares of Common Stock.

(14)	Includes options to purchase 934,822 shares of Common Stock.

OWNERSHIP OF MORE THAN FIVE PERCENT
OF OUR COMMON STOCK

                The table below shows the number of shares of our Common Stock beneficially owned by each person or group known by us, based upon filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of IDEXX Common Stock.

		Percentage of
	Number of Shares	Common
	Beneficially	Stock
Beneficial Owner	Owned _____	Outstanding(1)

Wellington Management Company, LLP(2)	3,823,312	11.3%
75 State Street
Boston, Massachusetts 02109
Massachusetts Financial Services Company(3)	2,603,678	7.7%
500 Boylston Street
Boston, Massachusetts 02116-3741
Putnam Investments, Inc.(4)	2,161,082	6.4%
One Post Office Square
Boston, Massachusetts 02109
Neuberger Berman, Inc.(5)	2,103,650	6.2%
605 Third Avenue
New York, New York 10158-3698
Capital Research and Management Company(6)	1,906,000	5.6%
333 South Hope Street
Los Angeles, California 90071

__________

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group by the 33,970,553 shares of Common Stock outstanding on March 25, 2002.

(2)	Based upon information derived from a Schedule 13G/A filed by Wellington Management Company, LLP
("WMC") pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2001. According to the Schedule 13G/A, WMC has the shared power to vote 2,118,412 shares and shared power to dispose of 3,823,312 shares.

(3)	Based upon information derived from a Schedule 13G/A filed by Massachusetts Financial Services Company
("MFSC") pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2001. According to the Schedule 13G/A, MFSC has the sole power to vote 2,157,650 shares and sole power to dispose of 2,603,678 shares.

(4)	Based upon information derived from a Schedule 13G/A filed by Putnam Investments, Inc. ("PI") pursuant to
Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2001. According to the Schedule 13G/A, PI has the shared power to vote 556,695 shares and shared power to dispose of 2,161,082 shares.

(5)	Based upon information derived from a Schedule 13G filed by Neuberger Berman, Inc. ("Neuberger Berman")
pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2001. According to the Schedule 13G, Neuberger Berman has the sole power to vote 630,950 shares, shared power to vote 1,472,700 shares and shared power to dispose of 2,103,650 shares.

(6)	Based upon information derived from a Schedule 13G/A filed by Capital Research and Management Company
("CRMC") pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of February 28, 2002. According to the Schedule 13G/A, all of such shares are beneficially owned by investment companies to which CRMC provides investment advisory services. CRMC has sole power to dispose of such shares and therefore is deemed to beneficially own such shares under Section 13 of the Exchange Act. CRMC disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

                The Board of Directors is divided into three classes, designated as Class I Directors, Class II Directors and Class III Directors. Members of each class hold office for staggered three-year terms. We currently have three Class I Directors, whose terms expire at the 2003 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 2004 Annual Meeting of Stockholders.

                The Board has nominated Thomas Craig to serve as a Class II Director with a term expiring at the 2005 Annual Meeting of Stockholders. Mr. Craig is currently a Class II Director and has indicated a willingness to serve, if elected. If Mr. Craig is unable to serve, proxies may be voted for a substitute nominee, unless the Board chooses to reduce the number of Directors on the Board.

                John R. Hesse, who currently is a Class II Director, will not stand for re-election at the 2002 Annual Meeting of Stockholders. The Board has not designated a nominee for election at the Annual Meeting to fill the resulting vacancy, and therefore only one Class II Director will be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than one nominee. The Board intends to commence a search for a new Class II Director and to fill the vacancy by Board action as soon as practicable following the Annual Meeting.

                There are no family relationships among the executive officers or Directors of IDEXX.

Nominee for Class II Director Whose Term Will Expire in 2005

                Thomas Craig, age 47, has been a Director of IDEXX since December 1999. Mr. Craig is a founding director of Monitor Group, a business services company, where he has served as a director since 1983.

Class II Director Whose Term Expires in 2002

                John R. Hesse, age 68, has been a Director of IDEXX since 1984. Mr. Hesse has been President of Spring Garden Corporate Advisors, Inc., a strategic consulting firm, since February 2002 and President of Private Equity Managers, Inc., a personal services company, since 1980. Mr. Hesse was Chairman of the Board and President of International Garden Products, Inc., a grower and supplier of ornamental plants, from January 1996 through January 2002.

Class I Directors Whose Terms Expire in 2003

                William F. Pounds, age 74, has been a Director of IDEXX since 1990. Mr. Pounds is a Professor Emeritus at the Sloan School of Management, Massachusetts Institute of Technology and Chairman of the Board of Trustees of the Boston Museum of Fine Arts. He was President of Rockefeller Financial Services from September 1981 until May 1991. Mr. Pounds is a director of Management Sciences for Health and North American Management Co. and a Trustee of the WGBH Educational Foundation.

                Mary L. Good, Ph.D., age 70, has been a Director of IDEXX since December 1997. Dr. Good has served as Professor and Interim Dean at Donaghey College of Information Science and Systems Engineering at the University of Arkansas, Little Rock since July 1998, and has been a managing member of Venture Capital Investors, LLC, an Arkansas - based venture capital firm, since July 1997. Dr. Good was the Under Secretary for Technology for the Technology Administration in the United States Department of Commerce from August 1993 until June 1997, and was Senior Vice President - Technology at AlliedSignal, Inc. from 1988 until August 1993. Dr. Good is a director of Biogen, Inc., Delta Trust and Bank and Whatman PLC.

                William End, age 54, has been a Director of IDEXX since July 2000. Mr. End has been the Executive Chairman of the Board of Cornerstone Brands, Inc., a catalog retailer, since March 2001, and served as Chairman and Chief Executive Officer of Cornerstone Brands, Inc. from 1995 until March 2001. Mr. End was the President and Chief Executive Officer of Land's End, Inc. from 1991 until 1995 and was an Executive Vice President at L.L. Bean, Inc. from 1975 until 1991. Mr. End is a director of New England Business Services.

Class III Directors Whose Terms Expire in 2004

                Jonathan W. Ayers, age 46, has been President, Chief Executive Officer and Chairman of IDEXX since January 2002. Prior to joining IDEXX, from January 2000 to October 2001, Mr. Ayers was President of Carrier Corporation, the largest business unit of United Technologies Corporation, a provider of high technology products and services to the building systems and aerospace industries, and from July 1997 to December 1999, he was President of Carrier Asia Pacific Operations. From March 1995 to June 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. Prior to joining United Technologies, from May 1991 to March 1995, Mr. Ayers was Principal of Corporate Finance and from August 1986 to May 1991, he was Vice President of Mergers and Acquisitions, at Morgan Stanley & Co.

                James L. Moody, Jr., age 70, has been a Director of IDEXX since 1992. Mr. Moody was Chairman of the Board of Hannaford Bros. Co., an operator of supermarkets, from 1984 until 1997, and served as Chief Executive Officer of Hannaford Bros. Co. from 1973 until 1992. He is also a director of Staples, Inc., UnumProvident Corporation and Empire Company Limited (a Canadian corporation).

                Erwin F. Workman, Jr., Ph.D., age 55, has been a Director of IDEXX since October 1993. Dr. Workman has served as Executive Vice President and Chief Scientific Officer of IDEXX since November 1997. Dr. Workman joined IDEXX as a Vice President in 1984, and he became Senior Vice President in December 1991, Executive Vice President in May 1992 and served as President and Chief Operating Officer from 1993 to November 1997. Prior to joining IDEXX, Dr. Workman was Manager of Research and Development for the Hepatitis and AIDS Business Unit within the diagnostic division of Abbott Laboratories.

Recommendation of the Board of Directors

                The Board of Directors recommends that you vote FOR the election of the nominee listed above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 2 ON THE PROXY CARD)

                Subject to stockholder ratification, the Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for 2002.

                Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Representatives also will be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Even if appointment is ratified the Board of Directors, in its discretion, may direct the appointment of a different auditor at any time during the year if the Board of Directors determines that such a change would be in the Company's and the stockholders' best interests.

                On March 22, 2002, the Company dismissed Arthur Andersen LLP as its independent certified public accountant. The reports of Arthur Andersen LLP on the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to such disagreements in its reports.

                The Audit Committee of the Company's Board of Directors recommended the change of accountants and that action was approved by the Company's Board of Directors. This recommendation followed a review by the Audit Committee of the Company's independent auditors that commenced in January 2002. As part of this review, the Company solicited proposals from various accounting firms and following review of such proposals, engaged PricewaterhouseCoopers LLP to act as the Company's independent certified public accountant effective March 29, 2002. During the two most recent fiscal years and subsequent interim periods, the Company has not consulted PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Independent Auditors' Fees

                Arthur Andersen LLP's fees for services performed during 2001 were as follows:

                Audit Fees. Arthur Andersen LLP billed IDEXX an aggregate of $245,600 in fees for professional services rendered in connection with the audit of IDEXX's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of IDEXX's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

                Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not bill IDEXX for any professional services rendered to IDEXX and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of IDEXX's information system or the management of its local area network.

                All Other Fees. Arthur Andersen LLP billed IDEXX an aggregate of $75,500 in fees for other services rendered to IDEXX and its affiliates for the fiscal year ended December 31, 2001. Other services consisted primarily of statutory audits of certain non-U.S. subsidiaries, employee benefit plan audits and assistance with Securities and Exchange Commission filings.

Recommendation of the Board of Directors

                The Board of Directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for 2002.

AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN
(ITEM 3 ON THE PROXY CARD)

                On February 13, 2002, the Board of Directors of IDEXX adopted, subject to stockholder approval, an amendment to our 1998 Stock Incentive Plan (the "1998 Plan"). The amendment increases the number of shares of Common Stock authorized for issuance under the 1998 Plan from 3,500,000 to 4,100,000 shares.

                The Board of Directors believes that the 1998 Plan allows the Company to attract and retain employees who are critical to its long-term success. As of March 25, 2002, 128,454 shares had been issued upon exercise of options granted under the 1998 Plan, 2,752,388 shares were reserved for issuance upon exercise of unexercised options outstanding under the 1998 Plan and 619,158 shares were available for future option grants. If the amendment is not approved by stockholders, the Board believes that the Company will be unable to provide long-term, performance-based incentive compensation necessary to attract talented new employees and to retain and motivate existing employees. Therefore, the Board of Directors believes that the proposed amendment is in the best interests of IDEXX and its stockholders.

                At its meeting on February 13, 2002, the Board of Directors also amended the 1998 Plan to eliminate IDEXX's ability to grant options to consultants or advisors to the Company or to make restricted stock awards.

                The following is a brief description of the 1998 Plan. This summary is qualified in its entirety by reference to the 1998 Plan, a copy of which may be obtained from the Secretary of IDEXX.

Administration

                The 1998 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. The Board of Directors may delegate any or all of its authority to administer the 1998 Plan as it deems appropriate to one or more committees of the Board and, as permitted by law, to executive officers of the Company.

Eligibility

                All employees, officers and directors of IDEXX and its corporate subsidiaries are eligible to receive options under the 1998 Plan. Under present law, however, incentive stock options may be granted only to employees. To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1998 Plan provides that the maximum number of shares upon which options may be granted to an optionee may not exceed 500,000 shares in any calendar year. As of March 25, 2002 the Company had 2,145 employees.

Duration

                The 1998 Plan will expire on May 15, 2008, unless terminated earlier by the Board of Directors.

Terms of Options

                Stock option grants give the recipient the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The Board of Directors determines the terms of each stock option grant at the time of grant, including (i) the number of shares of Common Stock covered by options and the dates on which options become exercisable, (ii) the exercise price of options, and (iii) the duration of options, except that no option may have a duration greater than 10 years.

                Options granted under the 1998 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of any stock option granted may not be less than the fair market value of the stock on the date that the option is granted (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of IDEXX or any of its subsidiaries). The option exercise price is payable in cash, check or in connection with a "cashless exercise" through a broker, by surrender to IDEXX of shares of Common Stock or, to the extent permitted by the Board of Directors, by delivery to IDEXX of a promissory note or by payment of such other lawful consideration as the Board may determine. On March 25, 2002, the closing price of our Common Stock on the Nasdaq Stock Market was $27.27 per share.

Transferability

                Except as the Board of Directors may otherwise determine, options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution. Options are exercisable only by the optionee or by the optionee's representative in case of the optionees's disability or incapacity.

Certain Adjustments

                In the event of any change in the number or kind of outstanding shares of Common Stock of IDEXX by reason of a stock split, reverse stock split, stock dividend, combination of shares, recapitalization, spin-off or any other similar change in capital structure or event, an appropriate adjustment will be made: (i) in the number and kind of shares for which any options may thereafter be granted, both in the aggregate and as to each optionee, (ii) in the number and kind of shares subject to outstanding options, and (iii) in the option exercise price.

Change in Control and Acquisition Events

                The 1998 Plan provides that upon any Acquisition Event, the Board of Directors will provide that any outstanding options will be assumed by the acquiring corporation or, if such options are not assumed, then all unvested options shall become exercisable in full and will terminate immediately prior to the Acquisition Event. An "Acquisition Event" means a merger or similar transaction in which all of the Company's stock is converted into the right to receive cash, securities or other property from another entity.

                The 1998 Plan also provides that 25% of the unvested shares subject to each outstanding option shall vest upon a change in control (as defined in the 1998 Plan). In addition, if the employment of an optionee is terminated without cause within two years following a change in control, then any unvested options held by such optionee shall vest and become exercisable in full.

Amendment

                The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that after the date of such amendment no outstanding option intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested (as applicable to such option) unless and until such amendment shall have been approved by the Company's stockholders. The 1998 Plan prohibits the Board of Directors from amending any outstanding option to reduce the exercise price except as described above under "Certain Adjustments."

Tax Treatment of Options

                Incentive Stock Options

                An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for more than two years from the date of the grant and one year from the date of exercise, then the gain realized on sale of the stock is treated as long-term capital gain. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon sale over the option price). In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his income as a result of a disqualifying disposition.

                Non-Qualified Stock Options

                A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option exercise price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

                The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be long-term or short-term capital gain (or loss), depending upon the holding period of the shares.

                If a non-qualified stock option is exercised by tendering previously-owned shares of IDEXX's Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply. A number of new shares equal to the number of previously-owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously-owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income, and his holding period in such shares will begin on the date of exercise.

Options Granted Under the 1998 Plan

                Since the original adoption of the 1998 Plan in May 1998, the following options to purchase the following number of shares have been granted under the 1998 Plan to the following persons and groups: David E. Shaw (270,000); Erwin F. Workman, Jr., Ph.D. (93,755); Louis W. Pollock (103,755); Robert S. Hulsy (63,130); Merilee Raines (44,102); all current executive officers as a group (466,766); all current non-employee directors as a group (0); and all employees as a group, other than executive officers (2,860,238).

Recommendation of the Board of Directors

                The Board of Directors recommends that you vote FOR the proposal to approve the amendment to the 1998 Plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

Summary Compensation Table

                The following table sets forth the compensation earned, by IDEXX's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for IDEXX's 2001 fiscal year were in excess of $100,000, for services rendered in all capacities to IDEXX and its subsidiaries for each of the last three fiscal years during which such individuals served as executive officers of IDEXX (the "Named Executive Officers").

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual	Securities
				Compensation	Underlying	All Other
Name And Principal Position	Year	Salary($)	Bonus($)	($)	Options(#)(1)__	Compensation($)(2)

David E. Shaw	2001	$ 500,000	$ 280,000	--	100,000	$ 5,250
President and Chief Executive	2000	$ 466,995	$ 382,500	--	70,000	$ 5,100
Officer(3)					60,000(VCS)
	1999	$ 386,000	$ 320,000	--	190,000	$ 4,800

Erwin F. Workman, Jr., Ph.D	2001	$ 305,135	$ 134,400	--	50,000	$ 5,250
Executive Vice President and	2000	$ 302,530	$ 194,400	--	40,000	$ 5,100
Chief Scientific Officer					38,000(VCS)
	1999	$ 296,500	$ 188,800	--	50,000	$ 4,800

Louis W. Pollock	2001	$ 260,000	$ 76,440	--	40,000	$ 5,250
Senior Vice President	2000	$ 227,536	$ 131,991	--	50,000	$ 5,100
					15,000(VCS)
	1999	$ 188,500	$ 109,400	--	30,000	$ 4,800

Robert S. Hulsy	2001	$ 200,000	$ 84,000	--	25,000	--
Vice President	2000	$ 177,555	$ 92,340	--	7,500	--
					15,000(VCS)
	1999	$ 170,085	$ 84,320	--	34,375	--

Merilee Raines	2001	$ 185,000	$ 77,700	--	20,000	--
Vice President	2000	$ 180,035	$ 90,775	--	20,000
					15,000(VCS)	--
	1999	$ 150,228	$ 72,000	--	20,000	--

__________

(1)	Options labeled (VCS) are options to purchase shares of the Common Stock of VetConnect Systems, Inc.
("VetConnect"), a wholly-owned subsidiary of IDEXX. These options were issued and cancelled in 2000.

(2)	Consists of IDEXX's matching contribution under the IDEXX Retirement and Incentive Savings Plan.

(3)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 23, 2002.

Option Grants in 2001

                The table below provides information with respect to the stock option grants made during IDEXX's 2001 fiscal year under IDEXX's 1991 Stock Option Plan and IDEXX's 1998 Stock Incentive Plan to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

	Individual Grants
		Percent of
	Number of	Total			Potential Realizable
	Securities	Options	Exercise		Value at Assumed
	Underlying	Granted to	Or		Annual Rates of Stock
	Options	Employees	Base		Price Appreciation for
	Granted	in Fiscal	Price	Expiration	Option Term(2)
Name	(#)(1)	Year	($/Sh)	Date	5%($)	10%($)

David E. Shaw(3)	100,000	9.27%	$ 22.69	2/07/11	$1,426,805	$ 3,615,803

Erwin F. Workman, Jr., Ph.D.(4)	50,000	4.63%	$ 22.69	2/07/11	$ 713,402	$ 1,807,902

Louis W. Pollock	40,000	3.71%	$ 22.69	2/07/11	$ 570,722	$ 1,446,321

Robert S. Hulsy	25,000	2.32%	$ 22.69	2/07/11	$ 356,701	$ 903,951

Merilee Raines	20,000	1.85%	$ 22.69	2/07/11	$ 285,361	$ 723,161

__________

(1)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. The exercise price per share of each option was equal to the closing sale price of the Common Stock on the Nasdaq Stock Market on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%
compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(3)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 23, 2002.

(4)	Upon a change in control of IDEXX, vesting of options to purchase IDEXX's Common Stock held by Dr.
Workman accelerates and such options become fully exercisable. See "Change in Control Agreements"
below.

Total Options Exercised in 2001 and Year-End Values

                The table below sets forth information with respect to the Named Executive Officers concerning their exercise of options during IDEXX's 2001 fiscal year and the unexercised options held by them as of the end of such year.

			Number of
			Securities Underlying
			Unexercised	Value of Unexercised
	Shares	Value	Options at	In-The-Money Options at
	Acquired on	Realized	Fiscal Year-End(#)	Fiscal Year-End($)(2)
Name	Exercise(#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

David E. Shaw(3)	120,000	$ 2,385,750	943,700/322,000	$15,272,087/$2,846,645
Erwin F. Workman, Jr., Ph.D.	75,000	$ 1,337,764	363,100/145,600	$4,601,366/$1,220,621
Louis W. Pollock	45,000	$ 535,218	84,950/112,800	$824,932/$853,910
Robert S. Hulsy	--	--	27,250/59,625	$165,241/$367,659
Merilee Raines	11,500	$ 239,854	113,400/58,800	$1,156,470/$487,558

__________

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)	Based upon the market price of $28.51 per share, which was the closing sale price per share of the Common Stock on the Nasdaq Stock Market on December 31, 2001, less the option exercise price payable per share.

(3)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 23, 2002. Upon his retirement, all options held by Mr. Shaw became exercisable in full. See "Employment Agreements" below.

Change in Control Agreements

                The Company has employment agreements with its eight current executive officers providing for certain benefits in the event the employment of any of such officers is terminated by the Company without cause (as defined in the agreements) or by the executive officer for good reason (as defined in the agreements) within two years (three years in the case of Mr. Ayers and Dr. Workman) following a change in control (as defined in the agreements). These agreements are automatically renewed annually unless we give the employee 120 days notice that his or her agreement will not be renewed. The employment agreements become effective upon a change in control and terminate two years (three years in the case of Mr. Ayers and Dr. Workman) following the change in control. Prior to a change in control, the Company has no obligation to retain the officer as an employee and the officer has no obligation to remain with the Company. The employment agreements require the Company to provide the following payments and benefits upon any termination described above: (1) a pro-rated bonus payment for the portion of the year of termination prior to the date of termination, (2) an amount equal to two times (three times in the case of Mr. Ayers and Dr. Workman) the sum of the officer's base salary plus the highest bonus received by the officer for the two fiscal years (three fiscal years in the case of Mr. Ayers and Dr. Workman) prior to the change in control, and (3) the continuation of life insurance, disability insurance, medical and dental coverage and other benefits for a period of two years (three years in the case of Mr. Ayers and Dr. Workman) following the date of termination. In addition, upon any such termination, all unvested options held by the officer shall become exercisable in full (except that unvested options held by Mr. Ayers and Dr. Workman become exercisable in full automatically upon a change in control).

                If payments to the officer cause the officer to be subject to an excise tax under Section 4999 of the Code, the Company will pay the officer an additional amount that would, net of any taxes or penalties (including excise taxes) on such additional amount, allow the officer to retain the amount he or she would have received had he or she not been subject to the excise tax under Section 4999. However, if this "gross-up" payment would not provide the officer with an after-tax benefit of at least $50,000 relative to a reduction of payments under the agreement to an amount that would eliminate the excise tax, then payments under the agreement shall be reduced to the amount that eliminates the excise tax, and no "gross-up" payment will be made.

Employment Agreements

                In October 2001, IDEXX entered into an Amended and Restated Agreement with Mr. Shaw under which Mr. Shaw agreed to serve as Chairman and Chief Executive Officer until the earlier of June 30, 2002 or the Company's hiring of his successor. On January 23, 2002 Mr. Shaw retired from all positions at IDEXX and was succeeded by Jonathan W. Ayers. As a result of this succession, under the Amended and Restated Agreement, (1) all of Mr. Shaw's options to purchase IDEXX Common Stock vested in full as of January 23, 2002, and (2) the Company will pay Mr. Shaw $500,000 annually for the two years following the succession and continue to provide Mr. Shaw benefits during such period.

                In connection with the hiring of Mr. Ayers to succeed Mr. Shaw as President, Chief Executive Officer and Chairman of IDEXX, the Company granted Mr. Ayers an option to purchase 450,000 shares of IDEXX Common Stock and entered into an agreement with Mr. Ayers that provides that he will receive an annual base salary of $500,000 and will have a target bonus equal to 100% of his base salary, with actual bonus dependent on the achievement of personal and corporate goals. If Mr. Ayers's employment is terminated at any time by the Company other than for cause (except within three years following a change in control), the Company will pay Mr. Ayers his base salary and continue to provide him with benefits for two years following such termination. In addition, his stock options will continue to vest in accordance with their terms during such two-year period. If Mr. Ayers's employment is terminated other than for cause within three years following a change in control, he will receive the payments and benefits described above under "Change in Control Agreements."

Compensation Committee Report on Executive Compensation

                The Company's executive compensation program is administered by the Compensation Committee, which is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. The Compensation Committee is currently comprised of four non-employee Directors. This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2001.

                Compensation Philosophy

                The Company's executive compensation program is intended to maximize corporate performance and stockholder returns by (i) aligning compensation with the achievement of corporate, division and individual goals, and (ii) enabling the Company to attract, retain, motivate and reward executive officers who are expected to contribute to the long-term success of the Company. In general, the Committee seeks to make annual cash compensation, including salary and bonus, competitive with the median of cash compensation practices at similarly-sized companies in medical and other technology industries. However, through the grant of stock-based incentives, the Committee seeks to provide executive officers with opportunities for compensation above the median total compensation practices for these industries. The Committee's philosophy is that executive officers in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Therefore, bonus and stock-based compensation comprise a greater percentage of total compensation for executive officers in these positions.

                Base Salary

                In setting annual base salary for executive officers, the Compensation Committee considers a number of factors, including compensation data for similarly-sized companies in medical, high technology and general industry groups; the officer's relevant experience, skills and abilities; the officer's historical performance against goals and contribution to division and corporate performance; and equitableness relative to the compensation of other officers and employees of the Company. The Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer's contributions and potential in light of such criteria.

                Performance Bonuses

                The Company's executive officers are eligible for annual performance bonuses equal to a target percentage of base salary. The amount of the target bonus paid, if any, to each executive officer depends on his or her success in achieving individual performance goals and on his or her contribution to the achievement of divisional and corporate performance goals, with principal emphasis placed by the Compensation Committee on divisional and corporate goals.

                At the beginning of each year, the Chief Executive Officer proposes a budget for the year to the Board of Directors for approval. This budget includes corporate-wide goals, including financial objectives for revenues, operating expenses, gross margin, net income and earnings per share, goals jointly established by the Chief Executive Officer and each of the other executive officers for their individual areas of responsibility, and a proposal regarding the overall size of the target bonus pool for the year. The individual, divisional and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating profit targets, as well as milestones in research and development, marketing, organizational development and other areas. For 2001, the Board of Directors initially approved a target bonus pool equal to approximately 24% of the base salaries of all eligible bonus pool participants, which included all executive officers and certain other key members of management.

                Throughout the year, the Chief Executive Officer meets with each executive officer to review his or her progress in achieving these goals and reports the Company's progress against its budget to the Board of Directors. After the end of the year, the Chief Executive Officer performs a final performance review with each executive officer and then presents bonus recommendations to the Compensation Committee for approval.

                At its meeting in February 2002, the Compensation Committee reviewed the Company's actual 2001 corporate performance against 2001 budget objectives for revenues, operating expenses, gross margin, net income and earnings per share. In addition, the Committee evaluated the Company's achievement of certain non-financial goals, including research and development milestones, product introductions, organizational development accomplishments and achievement of operating efficiencies. The Committee then considered a report by Mr. Shaw, who had been Chief Executive Officer throughout 2001, with respect to each executive officer's performance against his or her individual goals. As with the determination of base salary, even though the Committee considered all five of the indicated financial objectives as well as Mr. Shaw's report and the other factors noted, the Compensation Committee did not make any specific ranking of the indicated criteria, but instead made a subjective evaluation of each executive officer's performance. On the basis of that assessment, the Compensation Committee awarded bonuses totaling $2,940,000, or 13% of the base salaries of all eligible bonus pool participants, which was 52% of the previously approved target bonus pool.

                Equity-Based Compensation

                Grants of options under the Company's 1991 Stock Option Plan and 1998 Stock Incentive Plan are intended to relate directly executive compensation to corporate performance and to help align long-term interests of the Company's executive officers and stockholders. The exercise price of all options to purchase the Company's Common Stock granted to executive officers in 2001 was equal to the fair market value of the Common Stock on the date of grant. Options generally vest in equal installments on the first five anniversaries of the date of grant.

                The Compensation Committee considers options to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options, the Compensation Committee makes a subjective determination after considering the number and value of options held by each executive officer which will vest in each future period, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships among executive officers who have similar levels of responsibility. During 2001, options were granted to each of the Named Executive Officers (see "Summary Compensation Table" above) in recognition of his or her performance and anticipated future contributions to the Company.

                Under the Company's employee stock purchase plans, all eligible employees of the Company, including executive officers, may purchase shares of Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower. Offerings under these plans generally occur over a six-month period and an aggregate of up to 450,000 shares may be issued under the plans.

                Chief Executive Officer Compensation

                During 2001 Mr. Shaw's salary was $500,000 and he received an option to purchase 100,000 shares of the Company's Common Stock. In 2002, the Compensation Committee awarded Mr. Shaw a bonus of $280,000 for performance during 2001. In determining Mr. Shaw's bonus for 2001, the Committee considered the Company's success in achieving the financial objectives described above, as well as certain qualitative factors such as the Company's performance against certain product development milestones and organizational goals, including the successful recruitment of a successor to Mr. Shaw. Based upon a survey performed for the Committee in 2000, the Committee believes that Mr. Shaw's total compensation in 2001, including stock-based awards, was below the median for similarly-sized companies in the technology and biotechnology industries.

                Compliance with Internal Revenue Code Section 162(m)

                The Company does not believe that Section 162(m) of the Code, which disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly-compensated executive officers, will generally have an effect on the Company. The Company intends to continue to review periodically the potential consequences of Section 162(m) and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

James L. Moody, Jr., Chairman
Mary L. Good, Ph.D.
William F. Pounds
William End

STOCK PERFORMANCE GRAPH

                This graph compares our total stockholder returns, the Standard & Poor's Health Care Composite Index ("S&P Health Care Index"), and the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "CRSP Nasdaq Index"). This graph assumes the investment of $100 on December 31, 1996 in IDEXX's Common Stock, the CRSP Nasdaq Index and the S&P Health Care Index and assumes dividends, if any, are reinvested. Measurement points are the last trading days of the years ended December 1996, 1997, 1998, 1999, 2000 and 2001.

[GRAPH]

	IDEXX Laboratories, Inc.	CRSP Nasdaq Index	S&P Health Care Index
12/31/96	$100.00	$100.00	$100.00
12/31/97	$ 44.00	$122.00	$142.00
12/31/98	$ 75.00	$173.00	$202.00
12/31/99	$ 45.00	$321.00	$183.00
12/29/00	$ 61.00	$193.00	$246.00
12/31/01	$ 79.00	$153.00	$216.00

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. Management has the primary responsibility for the Company's financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

                The Audit Committee discussed with the independent auditors, Arthur Andersen LLP, who are responsible for expressing an opinion on conformity of those audited financial statements with generally accepted accounting principles, the independent auditors' judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the independent auditors under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

                In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors to the Audit Committee required by Independence Standard Board Standard No. 1. The Audit Committee also has considered whether the provision of non-audit related services by the independent auditors is compatible with maintaining the independent auditors' independence.

                Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

William F. Pounds, Chairman
William End
John R. Hesse

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF
STOCKHOLDERS

                Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Form of Proxy for presentation at our 2003 Annual Meeting of Stockholders, then the proposal must be received by us, at the address written in the next paragraph, by December 18, 2002.

                Under our by-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our by-laws provide that stockholder proposals must include certain information regarding the nominee for Director and/or the item of business. We must receive the notice of your intention to introduce a nomination or proposed item of business, and all supporting information, at our 2003 Annual Meeting no later than March 18, 2003 or 60 days before the 2003 Annual Meeting of Stockholders, whichever is later. If you fail to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal which may come before the Meeting.

OTHER MATTERS

Householding of Annual Meeting Materials

                Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Phone: (207) 856-8155. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. If, however, other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                The Board of Directors hopes that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying postage-paid envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the Annual Meeting you may still vote your stock personally even though you may have already sent in your proxy.

By Order of the Board of Directors,

Conan R. Deady, Secretary

April 17, 2002

Electronic Distribution

If you would like to receive future proxy statements and annual reports of IDEXX Laboratories, Inc. via e-mail, please visit http://www.investpower.com. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the Company number and account number on top of the reverse side of this card.

IDEXX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders
To Be Held on May 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY

          The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, William F. Pounds and Conan R. Deady, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 15, 2002 at 9:00 a.m., local time, and at any adjournment thereof.

          In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDEXX LABORATORIES, INC.

May 15, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE VIA THE INTERNET

Please access the Web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the Web page. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 14, 2002.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 14, 2002.

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

PLEASE VOTE
IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, THERE IS NO NEED TO RETURN YOUR PROXY CARD.

YOUR CONTROL NUMBER IS à	_____________________

Please Detach and Mail in the Envelope Provided

A [X]	Please mark your
votes as in this
example.

WITHHOLD
Authority to
	FOR the	vote for the
	nominee listed	nominee listed
	at right	at right			FOR	AGAINST	ABSTAIN
1. TO ELECT ONE CLASS II	[ ]	[ ]	Nominee:	2. TO RATIFY THE SELECTION OF PRICEWATERHOUSE-	[ ]	[ ]	[ ]
DIRECTOR			(01) Thomas Craig	COOPERS LLP AS THE COMPANY'S INDEPENDENT
AUDITORS FOR THE CURRENT YEAR.

				3. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1998 STOCK INCENTIVE PLAN INCREASING FROM 3,500,000 TO 4,100,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON	[ ]	[ ]	[ ]

STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN, AS DESCRIBED IN THE PROXY STATEMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate his intent to vote in person.

___________________________________________________			Date:_______, 2002	______________________________________________		Date:_______, 2002
SIGNATURE				SIGNATURE IF HELD JOINTLY
NOTE:

Please sign exactly as your name appears on this card. When shares are held by joint owners, both should sign. Indicate your full title if you are signing as an executor, administrator, trustee or guardian. If the signer is a corporation, an authorized officer should sign the full corporate name.